Exhibit 99.1

NEWS RELEASE
November 11, 2020

Tetra Tech Reports Strong Fourth Quarter and Fiscal 2020 Results

•	Fourth quarter revenue $753 million and net revenue $590 million

•	Fourth quarter EPS $0.82; Adjusted EPS $0.91

•	Record fiscal 2020 EPS $3.16, up 11% Y/Y

•	Record fiscal year cash flow of $262 million, up 26% Y/Y

•	Record backlog of $3.24 billion, up 5% Y/Y and up 6% Q/Q

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced results for the fourth quarter and fiscal year ended September 27, 2020.

Fourth Quarter Results

Revenue in the fourth quarter totaled $753 million and revenue, net of subcontractor costs (net revenue)1, was $590 million. Earnings per share (“EPS”) was $0.82 on a GAAP basis and adjusted EPS1 was $0.91. Cash generated from operations was $68 million. Backlog at the end of the quarter was a record $3.24 billion, up 5% year-over-year and up 6% sequentially.

Quarterly Dividend and Share Repurchase Program

On November 9, 2020, Tetra Tech’s Board of Directors declared a $0.17 per share dividend, a 13% increase over the prior year, payable on December 11, 2020 to stockholders of record as of November 30, 2020. In the fourth quarter, Tetra Tech repurchased $15 million of common stock. Additionally, as of September 27, 2020, the Company had $208 million remaining under the approved share repurchase programs.

Fiscal Year Results

Revenue for fiscal 2020 totaled $3.0 billion and net revenue was $2.3 billion. EPS was $3.16 and adjusted EPS was $3.26. Cash generated from operations of $262 million was a record, up 26% compared to the previous year. The strong cash flow enabled the Company to return $152 million to shareholders in fiscal 2020 through a combination of share repurchases and dividends, while continuing to invest in strategic acquisitions and de-levering to a net debt leverage ratio of 0.5x 2.

1 Non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of GAAP and non-GAAP Items.

2 The net debt leverage ratio is defined as total debt less cash and cash equivalents divided by 12-month adjusted EBITDA. Refer to Regulation G Information and Reconciliation of GAAP and non-GAAP Items.

Chairman and CEO Comments

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech had a solid fourth quarter to finish fiscal year 2020, generating a 12.6% EBITDA margin, up 80 basis points from last quarter and up 130 basis points from last year’s fourth quarter. We continue to see demand for our differentiated high-end consulting services augmented by technology and advanced data analytics, which drove a sequential increase in net revenue across all four of our client sectors. In 2020, we further advanced our growth strategy by adding industry leading technology firms that enhance our technical capabilities to offer innovative solutions in addressing our clients’ critical water, environmental and sustainable infrastructure programs. Increased orders from all of our end-markets drove our backlog up 6% from the prior quarter and provides a solid foundation for 2021.”

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the first quarter of fiscal 2021 to range from $0.78 to $0.83 and net revenue to range from $570 million to $600 million. For fiscal 2021, Tetra Tech expects EPS to range from $3.30 to $3.50, and net revenue to range from $2.35 billion to $2.55 billion. 3

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter and fiscal 2020 results through a link posted on the Company’s website at tetratech.com on November 12, 2020 at 8:00 a.m. (PT).

3 Reconciliation of the net revenue guidance to the most directly comparable GAAP measures is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

Reconciliation of GAAP and Non-GAAP Items

In thousands (except EPS data)

	Three Months Ended			Fiscal Year Ended
	Sep. 27, 2020		Sep. 29, 2019	Sep. 27, 2020	Sep. 29, 2019
Revenue	$753,364	*	$841,502	$2,994,891	$3,107,348
Subcontractor costs	(163,550)		(213,809)	(646,319)	(717,711)
Net revenue	$589,814	*	$627,693	$2,348,572	$2,389,637

* Change in Q4-20 revenue and net revenue reflects reduced disaster response and disposition of Canadian turn-key pipeline operation.

EPS	$0.82	$0.21	$3.16	$2.84
Purchase accounting*	0.11	0.16	0.11	0.18
Non-core dispositions	(0.02)	0.14	(0.12)	0.14
COVID-19	–	–	0.11	–
RCM / Claims	–	0.18	–	0.26
Acquisition/Integration	–	0.19	–	0.19
Non-recurring tax items	–	–	–	(0.44)
Adjusted EPS	$0.91	$0.88	$3.26	$3.17

* In the fourth quarter of fiscal 2020, Tetra Tech recognized non-cash purchase accounting items that included goodwill impairment related to its Asia Pacific operations partially offset by earn-out liability adjustments.

	Sep. 27, 2020
Current Portion of Long-term Debt	$51,105
Long-term Debt	245,201
Less: Cash and Cash Equivalents	(157,515)
Net Debt	$138,791

Trailing 12-month adjusted EBITDA	$267,809

Net Debt Leverage Ratio	0.5	x

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 20,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, infrastructure, resource management, energy, and international development.  We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: the impact of the COVID-19 pandemic; continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 29, 2019, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2020, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Regulation G Information

September 27, 2020

Reconciliation of Revenue to Revenue, Net of Subcontractor Costs ("Net Revenue")

(in millions)

			2019							2020
	2017	2018	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total
Consolidated
Revenue (As Reported)	2,753.4	2,964.1	717.4	722.6	1,440.0	825.8	2,265.8	841.5	3,107.3	797.6	734.1	1,531.7	709.8	2,241.5	753.4	2,994.9
RCM / Non-Cash Claims	(18.2)	(3.6)	(1.4)	4.6	3.2	(0.3)	2.8	12.4	15.2	(0.1)	-	(0.1)	(0.1)	(0.2)	-	(0.2)
Adjusted Revenue	2,735.2	2,960.5	716.0	727.2	1,443.2	825.5	2,268.6	853.9	3,122.5	797.5	734.1	1,531.6	709.7	2,241.3	753.4	2,994.7
Adjusted Subcontractor Costs	(701.0)	(751.8)	(163.2)	(137.1)	(300.3)	(202.5)	(502.7)	(213.7)	(716.4)	(183.5)	(149.6)	(333.1)	(149.4)	(482.7)	(163.6)	(646.1)
Adjusted Net Revenue	2,034.2	2,208.7	552.8	590.1	1,142.9	623.0	1,765.9	640.2	2,406.1	614.0	584.5	1,198.5	560.3	1,758.6	589.8	2,348.6

GSG Segment
Revenue	1,487.6	1,694.9	412.0	417.5	829.5	492.0	1,321.5	499.2	1,820.7	457.4	436.9	894.3	432.2	1,326.5	452.4	1,778.9
Subcontractor Costs	(420.4)	(482.6)	(108.7)	(101.5)	(210.2)	(139.4)	(349.6)	(141.7)	(491.3)	(127.7)	(115.9)	(243.6)	(112.9)	(356.5)	(122.3)	(478.8)
Adjusted Net Revenue	1,067.2	1,212.3	303.3	316.0	619.3	352.6	971.9	357.5	1,329.4	329.7	321.0	650.7	319.3	970.0	330.1	1,300.1

CIG Segment
Revenue	1,326.0	1,323.1	317.8	322.5	640.3	347.8	988.0	354.5	1,342.5	351.2	308.4	659.6	291.0	950.6	315.5	1,266.1
Non-Cash Claims	-	10.6	-	-	-	-	-	13.7	13.7	-	-	-	-	-	-	-
Adjusted Revenue	1,326.0	1,333.7	317.8	322.5	640.3	347.8	988.0	368.2	1,356.2	351.2	308.4	659.6	291.0	950.6	315.5	1,266.1
Subcontractor Costs	(359.1)	(337.4)	(68.3)	(48.4)	(116.7)	(77.3)	(194.0)	(85.5)	(279.5)	(66.9)	(44.9)	(111.8)	(50.0)	(161.8)	(55.7)	(217.5)
Adjusted Net Revenue	966.9	996.3	249.5	274.1	523.6	270.5	794.0	282.7	1,076.7	284.3	263.5	547.8	241.0	788.8	259.8	1,048.6

RCM Segment
Revenue	18.2	14.2	1.4	(4.6)	(3.2)	0.3	(2.8)	1.3	(1.5)	0.1	-	0.1	0.1	0.2	-	0.2
Subcontractor Costs	(18.3)	(11.6)	(0.9)	(0.1)	(1.0)	(0.1)	(1.2)	(0.1)	(1.3)	(0.1)	-	(0.1)	(0.1)	(0.2)	-	(0.2)
Net Revenue	(0.1)	2.6	0.5	(4.7)	(4.2)	0.2	(4.0)	1.2	(2.8)	-	-	-	-	-	-	-

Reconciliation of Net Income Attributable to Tetra Tech to EBITDA

(in thousands)

			2019							2020
	2017	2018	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total	1st Qtr	2nd Qtr	6 mos	3rd Qtr	9 mos	4th Qtr	Total
Net Income Attributable to Tetra Tech	117,874	136,883	41,997	55,911	97,907	49,233	147,141	11,526	158,668	47,310	36,398	83,708	45,497	129,205	44,654	173,859
Interest Expense[1]	11,581	15,524	2,897	3,164	6,061	3,546	9,607	4,019	13,626	3,348	3,500	6,848	3,564	10,412	2,688	13,100
Depreciation[2]	22,207	19,592	4,297	4,212	8,510	4,166	12,675	4,611	17,285	3,293	3,133	6,426	3,686	10,112	2,905	13,017
Amortization[2]	22,786	18,249	3,977	2,244	6,221	2,396	8,618	2,941	11,559	2,942	3,442	6,384	2,570	8,954	2,640	11,594
Contingent Consideration	(6,923)	5,753	-	1,028	1,028	500	1,528	1,557	3,085	-	(971)	(971)	550	(421)	(12,950)	(13,371)
Goodwill Impairment	-	-	-	-	-	-	-	7,755	7,755	-	-	-	-	-	15,800	15,800
Income Tax Expense (Benefit)	53,844	37,605	10,782	(11,563)	(781)	12,044	11,263	5,112	16,375	12,637	7,615	20,252	14,458	34,710	19,391	54,101

EBITDA	221,369	233,606	63,950	54,996	118,946	71,885	190,832	37,521	228,353	69,530	53,117	122,647	70,325	192,972	75,128	268,100

Acquisition & Integration Expenses	-	-	-	-	-	-	-	10,351	10,351	-	-	-	-	-	-	-
Non-Core Dispositions	-	3,434	-	-	-	-	-	10,945	10,945	(800)	(2,184)	(2,984)	(4,493)	(7,477)	(1,047)	(8,524)
RCM / Non-Cash Claims	13,650	16,836	(28)	5,913	5,885	(31)	5,854	13,672	19,526	(1)	-	(1)	1	-	-	-
COVID-19		-							-	-	8,233	8,233	-	8,233		8,233

Adjusted EBITDA	235,019	253,876	63,922	60,909	124,831	71,854	196,686	72,489	269,175	68,729	59,166	127,895	65,833	193,728	74,081	267,809

1 Includes amortization of deferred financing fee

2 Varies slightly from the Statements of Cash Flows, which includes amortization of deferred financing fee

 Tetra Tech, Inc.

 Consolidated Balance Sheets

 (unaudited - in thousands, except par value)

	September 27, 2020	September 29, 2019
Assets
Current assets:
Cash and cash equivalents	$157,515	$120,732
Accounts receivable, net	649,035	768,720
Contract assets	92,632	114,324
Prepaid expenses and other current assets	81,094	62,196
Income taxes receivable	19,509	13,820
Total current assets	999,785	1,079,792

Property and equipment, net	35,507	39,441
Right-of-use assets, operating leases	239,396	-
Investments in unconsolidated joint ventures	7,332	6,873
Goodwill	993,498	924,820
Intangible assets, net	13,943	16,440
Deferred tax assets	32,052	28,385
Other long-term assets	57,045	51,657
Total assets	$2,378,558	$2,147,408

Liabilities and Equity
Current liabilities:
Accounts payable	$111,804	$206,609
Accrued compensation	199,801	203,384
Contract liabilities	171,905	165,611
Short-term lease liabilities, operating leases	69,650	-
Current portion of long-term debt and other short-term borrowings	49,264	12,500
Current contingent earn-out liabilities	16,142	24,977
Other current liabilities	174,890	156,873
Total current liabilities	793,456	769,954

Deferred tax liabilities	16,316	12,971
Long-term debt	242,395	263,934
Long-term lease liabilities, operating leases	191,955	-
Long-term contingent earn-out liabilities	16,475	28,015
Other long-term liabilities	80,588	83,070

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at September 27, 2020 and September 29, 2019	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 53,797 and 54,565 shares at September 27, 2020 and September 29, 2019, respectively	538	546
Additional paid-in capital	-	78,132
Accumulated other comprehensive loss	(161,786)	(160,584)
Retained earnings	1,198,567	1,071,192
Tetra Tech stockholders' equity	1,037,319	989,286
Noncontrolling interests	54	178
Total stockholders' equity	1,037,373	989,464
Total liabilities and stockholders' equity	$2,378,558	$2,147,408

 Tetra Tech, Inc.

 Consolidated Statements of Income

 (unaudited - in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 27,	September 29,	September 27,	September 29,
	2020	2019	2020	2019
Revenue	$753,364	$841,502	$2,994,891	$3,107,348
Subcontractor costs	(163,550)	(213,809)	(646,319)	(717,711)
Other costs of revenue	(464,412)	(532,652)	(1,902,037)	(1,981,454)
Gross profit	125,402	95,041	446,535	408,183
Selling, general and administrative expenses	(56,317)	(55,214)	(204,615)	(200,230)
Acquisition and integration expenses	-	(10,351)	-	(10,351)
Contingent consideration - fair value adjustments	13,450	(1,057)	14,971	(1,085)
Impairment of goodwill	(15,800)	(7,755)	(15,800)	(7,755)
Income from operations	66,735	20,664	241,091	188,762
Interest income	293	395	1,375	1,732
Interest expense	(2,981)	(4,414)	(14,475)	(15,358)
Income before income tax expense	64,047	16,645	227,991	175,136
Income tax expense	(19,391)	(5,112)	(54,101)	(16,375)
Net income	44,656	11,533	173,890	158,761
Net income attributable to noncontrolling interests	(2)	(7)	(31)	(93)
Net income attributable to Tetra Tech	$44,654	$11,526	$173,859	$158,668

Earnings per share attributable to Tetra Tech:
Basic	$0.83	$0.21	$3.21	$2.89
Diluted	$0.82	$0.21	$3.16	$2.84

Weighted-average common shares outstanding:
Basic	53,841	54,617	54,235	54,986
Diluted	54,603	55,618	55,022	55,936

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

 (unaudited - in thousands)

	Fiscal Year Ended
	September 27,	September 29,
	2020	2019
Cash flows from operating activities:
Net income	$173,890	$158,761

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,611	28,844
Equity in income of unconsolidated joint ventures	(6,605)	(4,073)
Distributions of earnings from unconsolidated joint ventures	6,310	4,048
Amortization of stock-based awards	19,424	17,618
Deferred income taxes	565	(37,615)
Provision for doubtful accounts	1,267	16,964
Impairment of goodwill	15,800	7,755
Fair value adjustments to contingent consideration	(14,971)	1,085
Gain on sale of property and equipment	(11,066)	(232)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	154,748	(10,226)
Prepaid expenses and other assets	(11,321)	2,568
Accounts payable	(102,162)	39,011
Accrued compensation	(8,173)	18,359
Contract liabilities	5,894	(6,039)
Other liabilities	19,460	(16,929)
Income taxes receivable/payable	(5,192)	(11,386)
Net cash provided by operating activities	262,479	208,513

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(68,488)	(84,159)
Capital expenditures	(12,245)	(16,198)
Proceeds from sale of assets	17,710	651
Net cash used in investing activities	(63,023)	(99,706)

Cash flows from financing activities:
Proceeds from borrowings	344,991	417,262
Repayments on long-term debt	(331,066)	(415,491)
Repurchases of common stock	(117,188)	(100,000)
Taxes paid on vested restricted stock	(11,166)	(6,893)
Payments of contingent earn-out liabilities	(22,900)	(12,018)
Stock options exercised	10,334	11,751
Dividends paid	(34,743)	(29,674)
Principal payments on finance leases	(1,311)	-
Net cash used in financing activities	(163,049)	(135,063)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	207	(1,727)

Net increase (decrease) in cash, cash equivalents and restricted cash	36,614	(27,983)
Cash, cash equivalents and restricted cash at beginning of year	120,901	148,884
Cash, cash equivalents and restricted cash at end of year	$157,515	$120,901

Supplemental information:
Cash paid during the period for:
Interest	$13,256	$12,310
Income taxes, net of refunds received of $1.4 million and $5.2 million	$55,039	$66,038

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$157,515	$120,732
Restricted cash included in other current assets	-	169
Total cash, cash equivalents and restricted cash	$157,515	$120,901